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EXHIBIT 24

POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes Jack C. Wauchope as attorney-in-fact, to sign in his or her behalf, individually and in each capacity stated below, and to file this Annual Report on Form 10-KSB and all amendments and/or supplements to this Annual Report on Form 10-KSB.

/s/ JACK C. WAUCHOPE Jack C. Wauchope	Director, President, and Principal Executive Officer	March 28, 2002
/s/ MARILYN M. BRITTON Marilyn M. Britton	Director	March 28, 2002
/s/ DARIO A. DOMENGHINI Dario A. Domenghini	Director	March 28, 2002
/s/ JOHN F. GUHRING John F. Guhring	Director	March 28, 2002
/s/ JAMES M. KANEY James M. Kaney	Director	March 28, 2002
/s/ MICHAEL A. LADY Michael A. Lady	Director	March 28, 2002
/s/ GENE D. MINTZ Gene D. Mintz	Director	March 28, 2002
/s/ RONALD R. OLSON Ronald R. Olson	Director	March 28, 2002
/s/ JACK W. ROBASCIOTTI Jack W. Robasciotti	Director	March 28, 2002
/s/ THOMAS J. SHERMAN Thomas J. Sherman	Executive Vice President Principal Financial Officer and Director	March 28, 2002
/s/ DAN WIXOM Dan Wixom	Director	March 28, 2002

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POWER OF ATTORNEY